                                                               EXHIBIT 99
                     WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                  MASTER SERVICING
                         MORTGAGE PASS-THROUGH CERTIFICATES
                             11/2002 DISTRIBUTION REPORT

SERIES:  wamms 2002-ar2                                WEIGHTED AVERAGE PC RATE:    6.26878%
POOL NUMBER:  Group 1 = 1882, 1883, 1884, 1885
____________________________________________________________________________________________

ISSUE DATE:  07/31/2002
CERTIFICATE BALANCE AT ISSUE:    $518,093,304.00

                                                                 CERTIFICATE
                                                   TOTAL         ACCOUNT            CERTIFICATE
                                                   NUMBER OF     ACTIVITY           BALANCE
                                                   MORTGAGES     (@PC RATE)         OUTSTANDING
                                                   _________  __________________  __________________

BALANCES FROM LAST FISCAL MONTH-END:                    1373                         $491,552,315.45
PRINCIPAL POOL COLLECTION(S):
Scheduled Principal Collection Due Current Month                     $245,641.50
Unscheduled Principal Collection/Reversals                            $54,694.68
Liquidations-in-full                                      52      $21,988,492.65
Net principal Distributed                                         $22,288,828.83    ($22,288,828.83)

CAPITAL LOSS (PRINCIPAL WRITTEN OFF):                                                          $0.00

BALANCE CURRENT FISCAL MONTH-END:                       1321                         $469,263,486.62

SCHEDULED INTEREST AT MORTGAGE RATE:                               $2,737,677.87

UNSCHEDULED INTEREST AT MORTGAGE RATE:
Unscheduled Interest Collection/Reversals                                  $0.00
Interest Uncollected on Liquidation                                        $0.00
Interest Uncollected on Non-Earning Assets                                 $0.00
Net Unscheduled Interest Distributed                                       $0.00

OTHER:
Loan Conversion Fees                                                       $0.00
Expense Reimbursements                                                     $0.00
Gain on Liquidations                                                       $0.00
Hazard Insurance Premium Refunds                                           $0.00
Net Other Distributions                                                    $0.00

SCHEDULED SERVICING FEE EXPENSES:                                    $169,995.05

UNSCHEDULED SERVICING FEES:
Unscheduled Service Fee Collections/Reversals                              $0.00
Servicing Fees Uncollected on Liquidation                                  $0.00
Servicing Fees Uncollected/Non-Earning Assets                              $0.00
Net Unscheduled Service Fees Distributed                                   $0.00

MISCELLANEOUS EXPENSES:                                                    $0.00

NET FUNDS DISTRIBUTED:                                            $24,856,511.65

                     WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                                  MASTER SERVICING
                         MORTGAGE PASS-THROUGH CERTIFICATES
                             11/2002 DISTRIBUTION REPORT

SERIES:  wamms 2002-ar2                                WEIGHTED AVERAGE PC RATE:    6.26878%
POOL NUMBER:  Group 1 = 1882, 1883, 1884, 1885
____________________________________________________________________________________________

AGGREGATE LOSS AMOUNTS FROM INCEPTION OF POOL
  Loan Count Of              Aggregate Loss
  Incurred Loss                  Amount
__________________         _________________

                 0                     $0.00
*Aggregate Loss Amount and Count do not include this month's activity

SUMMARY OF DISTRIBUTIONS FOR CURRENT CYCLE
     Principal          Scheduled         Interest        Net Interest                            Total
   Distribution       Interest Due       Adjustment       Distribution         Other          Distribution
__________________  ________________  ________________  ________________  ________________  ________________

    $22,288,828.83     $2,567,682.82             $0.00     $2,567,682.82             $0.00    $24,856,511.65

INSURANCE RESERVES
                         Original         Claims In          Claims           Coverage          Coverage
  Insurance Type         Balance          Progress            Paid           Adjustments        Remaining
___________________  ________________  ________________  ________________  ________________  ________________

MPI                             $0.00             $0.00             $0.00             $0.00             $0.00
Special Hazard          $5,994,000.00             $0.00             $0.00             $0.00     $5,994,000.00
Bankruptcy Bond
   Single-Units           $238,000.00             $0.00             $0.00             $0.00       $238,000.00
   Multi-Units                  $0.00             $0.00             $0.00             $0.00             $0.00
Mortgage Repurchase    $10,361,866.00             $0.00             $0.00             $0.00    $10,361,866.00

DELINQUENT INSTALLMENTS
ONE                          TWO                          THREE
Count  Principal Balance     Count  Principal Balance     Count  Principal Balance
_____  _________________     _____  _________________     _____  _________________

   38     $14,204,987.25         2        $602,820.65         1        $342,862.16

FOUR                         IN FORECLOSURE               ACQUIRED
Count  Principal Balance     Count  Principal Balance     Count  Principal Balance
_____  _________________     _____  _________________     _____  _________________
    0              $0.00         0              $0.00         0              $0.00

The Class Principal Balances of each Class of the Class M1, B1, B2, B3, B4, B5,
B6 Certificates immediately after the principal and interest distribution on
11/25/2002 are as follows:

                Class       Class Principal Balance
                M1                 $7,755,730.28
                B1                 $9,824,177.85
                B2                 $6,204,544.30
                B3                 $5,687,781.71
                B4                 $4,912,039.04
                B5                 $2,068,148.17
                B6                 $1,809,872.66
                              __________________
                Total             $38,262,294.01
                              ==================

Capitalized items used but not defined herein have the meanings ascribed to them in the Prospectus Supplement.

                                                                           EXHIBIT 99

                  DELINQUENT* MORTGAGE LOANS (As of October 30, 2002):

SERIES:  2002-ar2               POOL NUMBER:  Group 1 = 1882, 1883, 1884, 1885

                           I                     II                      III
                     Total Loans In        Total Delinquent        Loans Delinquent
                     Mortgage Pool              Loans                  1 Month
                  --------------------   ---------------------   ---------------------

Dollar Amount:       $469,263,486.62**       $15,150,670.06***       $14,204,987.25***
Number:                         1382                     41                      38
% of Pool:                    100.00%                  3.23%                   3.03%
(Dollars)
% of Pool:                    100.00%                  2.97%                   2.75%
(No. of Loans)

                           IV                      V                      VI
                    Loans Delinquent        Loans Delinquent           Loans In
                        2 Month                 3 Month               Foreclosure
                  --------------------   ---------------------   ---------------------

Dollar Amount:          $602,820.65***          $342,862.16***                $0.00***
Number:                           2                       1                       0
% of Pool:                    0.13%                    0.07%                   0.00%
(Dollars)
% of Pool:                    0.14%                    0.07%                   0.00%
(No. of Loans)

                          VII
                     Loans Acquired
                  --------------------

Dollar Amount:                $0.00***
Number:                           0
% of Pool:                     0.00%
(Dollars)
% of Pool:                     0.00%
(No. of Loans)

*  A Mortgage Loan is considered delinquent in a given month when a payment due on the first day of the prior month has not been made on or before the first day of such prior month.

**  Reflects the outstanding principal balance of the Mortgage Pool after the application of all November 01, 2002 scheduled payments and October 01, 2002 unscheduled payments on the mortgage loans.

***  Reflects outstanding principal balance of delinquent mortgage loans as of
October 30, 2002.

Trading Factor, calculated as of distribution date : 0.90575092.
By multiplying this factor by the original balance of the Mortgage Pool as of the Cut-Off Date, current outstanding balance of the Mortgage Pool (after application of scheduled payments up to and including November 01, 2002, and unscheduled prepayments in months prior to November ) can be calculated.